STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

               S. RICHARD VAN HORNE III, WILLIAM S. VAN HORNE,
           JOHN T. VAN HORNE AND THE  S. RICHARD VAN HORNE II TRUST

                                     AND

                         GEORGIA-PACIFIC CORPORATION



                                  June 30,1998

                            STOCK PURCHASE AGREEMENT
                               Table of Contents


                                   ARTICLE I
                                                          PAGE
             PURCHASE AND SALE OF SHARES....................1
Section 1.1  Purchase and Sale of Shares....................1
Section 1.2  Consideration .................................2
Section 1.3  Closing Date Balance Sheet; Post-Closing
               Payments.....................................2
                                   ARTICLE II
             THE CLOSING ...................................4
Section 2.1  Time and Place of Closing .....................4
Section 2.2  Deliveries by Sellers .........................4
Section 2.3  Deliveries by Purchaser .......................4
Section 2.4  Deliveries by CSC .............................4
                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF SELLERS .....5
Section 3.1  Due Incorporation, Etc. .......................5
Section 3.2  Authorization, No Conflicts, Etc. .............5
Section 3.3  Capital Stock of the CSC ......................6
Section 3.4  Absence of Violations .........................6
Section 3.5  Consents and Approvals ........................7
Section 3.6  Assets at Closing .............................7
Section 3.7  Taxes .........................................7
Section 3.8  Books and Records .............................10
Section 3.9  Licenses and Permits ..........................10
Section 3.10 Insurance .....................................11
Section 3.11 Financial Statements ..........................11
Section 3.12 No Material Adverse Change ....................11
Section 3.13 Material Contracts and Leases .................13
Section 3.14 Undisclosed Liabilities .......................13
Section 3.15 Bank Accounts .................................13
Section 3.16 Litigation ....................................14
Section 3.17 Employees, Pension and Other Benefit Plans ....14
Section 3.18 Environmental Matters .........................18
Section 3.19 Brokers .......................................20
Section 3.20 Disclosure ....................................20
                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PURCHASER ...20
Section 4.1  Due Incorporation .............................20
Section 4.2  Authorization, No Conflicts, Etc. .............21
Section 4.3  Consents and Approvals ........................21
Section 4.4  Brokers .......................................21
Section 4.5  Qualifications ................................21
Section 4.6  Legal Proceedings .............................22
Section 4.7  Disclosure ....................................22
                                   ARTICLE V
             COVENANTS .....................................22
Section 5.1  Transfer of Operating Assets and Liabilities ..22
Section 5.2  Indemnity for Transfer Liabilities ............23
Section 5.3  [Intentionally Omitted] .......................23
Section 5.4  Access to Information/Confidentiality .........23
Section 5.5  Tax Assistance ................................24
Section 5.6  [Intentionally Omitted] .......................24
Section 5.7  Books and Records .............................24
Section 5.8  Consents and Further Actions ..................25
                                   ARTICLE VI
             CONDITIONS TO SELLERS' OBLIGATIONS ............25
Section 6.1  Representations, Warranties and Covenants .....25
Section 6.2  Performance of Obligations ....................25
Section 6.3  No Injunction .................................25
Section 6.4  Opinion of Counsel ............................25
Section 6.5  Certificates ..................................26
                                  ARTICLE VII
             CONDITIONS TO PURCHASER'S OBLIGATIONS .........26
Section 7.1  Representations, Warranties and Covenants .....26
Section 7.2  Performance of Obligations ....................26
Section 7.3  Permits, Consents and Approvals ...............26
Section 7.4  No Injunction .................................26
Section 7.5  Assets and Liabilities of CSC .................27
Section 7.6  Resignations and Releases .....................27
Section 7.7  Opinion of Counsel ............................27
Section 7.8  Certificates ..................................27
Section 7.9  Purchase of Remaining CeCorr Shares ...........27
                                  ARTICLE VIII
             SURVIVAL; INDEMNITIES .........................27
Section 8.1  Survival ......................................27
Section 8.2  Indemnification ...............................28
                                   ARTICLE IX
             TERMINATION ...................................29
Section 9.1  Termination ...................................29
                                   ARTICLE X
             MISCELLANEOUS .................................30
Section 10.1 Successors and Assigns ........................30
Section 10.2 Notices .......................................30
Section 10.3 Choice of Law; Dispute Resolution .............31
Section 10.4 Public Announcements ..........................32
Section 10.5 Entire Agreement ..............................32
Section 10.6 Waiver ........................................32
Section 10.7 Amendment .....................................32
Section 10.8 Counterparts ..................................33
Section 10.9 Expenses ......................................33
Section 10.10Invalid Provisions ............................33
Section 10.11Interpretation ................................33
Section 10.12No Third-Party Beneficiary ....................33
                                LIST OF EXHIBITS
Exhibit A      CSC Shares
Exhibit 5.1    Asset Acquisition Agreement
Exhibit 5.4    Non-Disclosure Agreement

                               LIST OF SCHEDULES
Schedule        Title

3.2       Sellers' Conflicts
3.3       CSC Subsidiaries
3.4       Violations
3.5       Seller's Consents and Approvals
3.7       Tax Matters
3.9       Licenses and Permits
3.10      Insurance Matters
3.11      List of Audited Financial Statements
3.11A     Exceptions to Financial Statements
3.12      Material Adverse Changes
3.13      Material Contracts
3.14      Undisclosed Liabilities
3.15      Bank Accounts
3.16      Litigation
3.17(b)   Collective Bargaining Agreements
3.17(c)   CSC Plans
3.17(g)   Funding of CSC Plans
3.17(h)   Claims Against CSC Plans
3.17(i)   Contributions to Multiemployer Plans
3.17(j)   Filing Deficiencies on CSC Plans
3.17(k)   Labor Controversies
3.18(a)   Environmental Permits
3.18(b)   Environmental Exceptions
4.3       Purchaser's Consents and Approvals



         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of June 30, 1998, is made and entered into by and between S. RICHARD VAN HORNE III, an individual resident of the State of Illinois and trustee under the S. Richard Van Horne III Trust (hereinafter referred to in both such capacities as `Van Horne'), WILLIAM S. VAN HORNE, an individual resident of the State of Illinois, JOHN T. VAN HORNE, an individual resident of the State of California, and the S. RICHARD VAN HORNE II TRUST (all of the foregoing parties being sometimes hereinafter referred to collectively as the "Sellers" and individually as a "`Seller") and GEORGIA-PACIFIC CORPORATION, a Georgia corporation ("Purchaser").
                             W I T N E S S E T H:


         WHEREAS, the Sellers own all of the issued and outstanding shares of common stock of Brown Board Holding, Inc., a Delaware corporation formerly known as Corrugated Supplies Corp. ("CSC") as more particularly described on Exhibit A (the "CSC Shares");

         WHEREAS, CSC is in the business of manufacturing and selling corrugated packaging materials (the "Business"): and
         WHEREAS, Purchaser desires to purchase, and Sellers desire to sell, the CSC Shares upon the terms and subject to the conditions set forth in this Agreement;
         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                  ARTICLE I
                         PURCHASE AND SALE OF SHARES

         1.1 Purchase and Sale of Shares. In exchange for the consideration specified in Section 1.2, and upon the terms and subject to the conditions provided for in this Agreement, on the date of the "Closing" (as defined in Section 2.1) Sellers will sell to Purchaser, and Purchaser will purchase from Sellers, all of the CSC Shares.
         1.2 Consideration. The purchase price (the "Purchase Price") payable in consideration for the CSC Shares shall be the sum of Eighty-Nine Million Two Hundred Fifty-Three Thousand Dollars ($89,253,000) plus the amount of the outstanding principal on the "Van Horne Note" (as defined in Section 3.6). Purchaser shall pay the Purchase Price to Sellers in accordance with

Section 2.3(a) hereof. The Purchase Price is subject to adjustment following the Closing in accordance with Section 1.3.
         1.3  Closing Date Balance Sheet; Post-Closing Payments.
         (a) As soon as practicable following the Closing Date, but in no event later than ninety (90) days thereafter, Purchaser shall deliver to Sellers a balance sheet (the `Closing Date Balance Sheet'') for CeCorr, Inc., an Indiana corporation of which approximately Forty-Seven Percent (47%) of the capital stock is owned by CSC ("CeCorr"), and all of CeCorr's subsidiary corporations and affiliates (CeCorr and all such subsidiaries and affiliates being hereinafter referred to collectively as the "CeCorr Companies") as of the Closing Date in accordance with generally accepted accounting principles ("GAAP") as consistently applied with previously audited financial statements of the CeCorr Companies. The Closing Date Balance Sheet shall be prepared in conjunction with and audited by Geo. S. Olive & Co. LLC ("Olive"). If and to the extent that the consolidated Stockholders' Equity of the CeCorr Companies as reflected on the Closing Date Balance Sheet is less than Twenty-One Million Two Hundred Sixteen Thousand Five Hundred Seventy-One Dollars ($21,216,571)
(the "Base Net Equity"), Sellers shall pay to Purchaser an amount equal to Forty-Seven Percent (47%) of such deficiency within ten (10) days of the delivery of the Closing Date Balance Sheet to Sellers, unless Sellers or Purchaser choose to contest the existence or amount of such deficiency pursuant to Section 1.3(b). If and to the extent that the consolidated Stockholders Equity of the CeCorr Companies as reflected on the Closing Date Balance Sheet is greater than the Base Net Equity, Purchaser shall pay to Sellers an amount equal to Forty-Seven Percent (47%) of such excess upon delivery to Sellers of the Closing Date Balance Sheet, unless Purchaser or Sellers choose to contest the existence or amount of any such excess pursuant to Section 1.3(b). Any amount payable pursuant to this Section 1.3(a) shall:
(i) be paid either by or to each Seller, in cash, in proportion to his or its relative ownership of the CSC Shares; and (ii) bear interest at LIBOR, as quoted in the Wall Street Journal on the Closing Date, plus one-quarter percent (0.25%), from the Closing Date until paid in full.
         (b) The consolidated Stockholders' Equity of the CeCorr Companies as reflected on the Closing Date Balance Sheet shall be final and binding for purposes of this Agreement unless a party to this Agreement gives to all other parties to this Agreement written notice of disagreement with any entries or amounts thereon within thirty (30) business days following their receipt of the Closing Date Balance Sheet, specifying in reasonable detail the nature and extent of such disagreement. If Sellers and Purchaser are unable to resolve any disagreement with respect to the Closing Date Balance Sheet within thirty (30) business days following receipt of the notice referred to above, each party shall then have thirty (30) days to prepare such written materials as it deems relevant to the disagreement. At the end of such thirty (30) day period, the disagreement, together with the written materials prepared by each party, shall be submitted for resolution to the Atlanta, Georgia office of Deloitte & Touche LLP (the "Neutral Accountants"). The Neutral Accountants shall act as an arbitrator to determine and resolve only those issues still in dispute. The Neutral Accountants' resolution shall be made within thirty (30) days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to Sellers and Purchaser and shall be final, binding and conclusive. Purchaser shall make available to each Seller such records, work papers and other documents used in preparation of the Closing Date Balance Sheet as may be reasonably requested by Sellers.
     (c) Each of the Sellers and Purchaser represents and warrants that it has had no significant business or other relationships with Deloitte & Touche LLP since January 1, 1993. The fees and expenses of the Neutral Accountants in connection with any determination under Section 1.3(b) shall be apportioned between Sellers, on the one hand, and Purchaser, on the other hand, by the Neutral Accountants based on the inverse proportion of disputed amounts resolved in favor of each party. Each of the Sellers and Purchaser shall pay their own costs incurred in connection with Section 1.3(b) ,
     (d) Sellers shall be responsible for payment of Twenty-Three and One-Half Percent (23.5%) of the fees and expenses of Olive in connection with preparation and delivery of the Closing Date Balance Sheet.

                                  ARTICLE II
                                 THE CLOSING

         2.1 Time and Place of Closing. The closing of the transactions provided for in this Agreement (the "Closing") shall be held at 10:00 a.m. local time, on the later of June 30, 1998 or the second business day after the fulfillment or waiver of the conditions set forth in Articles VI and VII hereof at the offices of Purchaser at 133 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other place and time as the parties may agree.
         2.2 Deliveries by Sellers. At the Closing, Sellers will deliver the following to Purchaser:
         (a) Stock certificates representing the CSC Shares, together with duly executed stock powers;
         (b)  The stock book, stock ledger, and minute book of CSC;
         (c)  The opinion(s) and certificate(s) contemplated by Article VII;
         (d) The outstanding principal and interest under the Van Horne Note by wire transfer of immediately available funds to an account designated by Purchaser prior to the Closing Date; and
         (e) All other documents, instruments and writings required to be delivered by any of the Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Purchaser, in connection herewith.
         2.3 Deliveries by Purchaser. At the Closing, Purchaser will deliver the following to Sellers:

         (a) The Purchase Price by wire transfer of immediately available funds to an escrow account designated in writing by such Sellers prior to the Closing Date (the "Escrow");
         (b)       The opinion(s) and certificate(s) contemplated by Article
VI; and
         (c) All other documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Sellers, in connection herewith.
         2.4 Deliveries by CSC. At Closing, upon payment of the outstanding principal and interest under the Van Horne Note as contemplated by Section 2.2 hereof, CSC shall deliver the Van Horne Note to Van Horne or to the Escrow.

                                 ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SELLERS

           Sellers hereby jointly and severally represent and warrant to Purchaser as follows:
        3.1 Due Incorporation, Etc. CSC: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;
(b) has all requisite corporate power and authority to conduct its business as it presently is being conducted and to own and lease the properties and assets owned or leased by it; and (c) is duly licensed and qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased or the operation of its business makes such licensing or qualification to do business necessary. Complete and correct copies of the Certificate or Articles of Incorporation and Bylaws, as amended to date, of CSC have been delivered or made available to Purchaser.
        3.2 Authorization, No Conflicts, Etc. Sellers have all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers have been or prior to Closing will be duly authorized by any and all requisite trust or other organizational action. This Agreement has been duly executed and delivered by Sellers and (assuming the due authorization, execution and delivery hereof by Purchaser) is a valid and binding obligation of Sellers, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Sellers will not, except as set forth on
Schedule 3.2: (a) violate any provision of law applicable to any of the Sellers;
(b) with or without the giving of notice and/or the passage of time, conflict with or result in the breach of any provision of (i) any trust document applicable to any Seller or (ii) the Articles or Certificate of Incorporation or Bylaws of CSC, or (iii) any material instrument, license, agreement or commitment to which CSC is a party or by which any of its assets or properties are bound; or (c) constitute a violation of any order, judgment or decree to which any of the Sellers or CSC is a party or by which any of CSC's assets or properties are bound.
        3.3 Capital Stock of CSC. The authorized capital stock of CSC consists of: (a) 1,000 shares of voting common stock , par value $1.00 per share (the "Voting Common Stock"), of which 218 shares are issued and outstanding;
(b) 1,000 shares of nonvoting common stock, par value $1.00 per share (the "Nonvoting Common Stock"), of which 460 shares are issued and outstanding; and
(c) 3,000 shares of voting preferred stock (the "Voting Preferred Stock"), of which 1907 shares are issued and outstanding (the Voting Common Stock, Nonvoting

Common Stock and Voting Preferred Stock being hereinafter referred to collectively as the "Capital Stock"). Except for 645 shares of Voting
Preferred Stock previously redeemed but not canceled, no shares of Capital Stock are held by CSC in its treasury. There are no securities of CSC outstanding which are convertible into or exchangeable or exercisable for any shares of Capital Stock, and except for the rights in the outstanding Voting Preferred Stock, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating CSC to issue, sell or transfer any additional shares of Capital Stock or any securities convertible into or evidencing the right to subscribe for any shares of Capital Stock. The CSC Shares constitute all of the issued and outstanding shares of Capital Stock. All of the CSC Shares are duly authorized, validly issued, fully paid and nonassessable, and none of the CSC Shares are subject to any option, call or contract right. All of the CSC Shares are owned by Sellers free and clear of all liens, pledges and other encumbrances, and Sellers have the sole and exclusive right, power and authority to vote the CSC Shares. Upon consummation of the transactions contemplated hereby, Purchaser will acquire title to all of the CSC Shares free and clear of all liens, pledges and encumbrances. Except as disclosed on Schedule 3.3, there are no subsidiaries of CSC.
        3.4 Absence of Violations. Except as disclosed on Schedule 3.4, CSC is not in violation of its Certificate or Articles of Incorporation or Bylaws, or in violation (or with notice or lapse of time or both would be in violation) of any term or provision of: (a) any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, permit or decree applicable to them or any of their assets, operations or properties; or (b) any agreement, lease, or other document, by which it or any of its assets or properties are bound.
         3.5 Consents and Approvals. Except as disclosed on Schedule 3.5, the Sellers' execution and delivery of this Agreement, their compliance with the terms hereof and their consummation of the transactions contemplated hereby, does not and will not require any of them or CSC to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.
        3.6 Assets at Closing. As of the Closing Date, the assets of CSC shall consist exclusively of: (a) One Thousand Five Hundred Twenty (1,520) shares of the voting common stock of CeCorr and Eleven Thousand Eight Hundred Eight (11,880) shares of the non-voting common stock of CeCorr, constituting approximately Forty-Seven Percent (47%) of the issued and outstanding capital stock of CeCorr (collectively, the "CeCorr Stock"); and (b) a promissory note of Van Horne payable to CSC at the Closing in the principal amount of Nine Million Six Hundred Thousand Dollars ($9,600,000) dated June 29, 1998 (the "Van Horne Note").
        3.7 Taxes. (a) CSC, and each of its former or present subsidiaries (other than CeCorr) (collectively, the "CSC Companies" and individually a "CSC Company") has duly and timely filed all "Tax Returns" (as defined below) required to be filed by it and has paid all "Taxes" (as defined below) due and payable by it on or prior to the Closing, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the CSC Companies or any other information required to be shown thereon. In particular, but without limitation, none of the Tax Returns contain any position which is or would be subject to penalties under Section 6661 or Section 6662 of the "Code" (as defined below) (or any corresponding provision of any state, local or foreign Tax law). There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any of the Tax Returns or payment of any of the Taxes by any of the CSC Companies; except as disclosed on
Schedule 3.7, there are no investigations, examinations, reassessments, claims, actions, suits or proceedings threatened or pending against any of the CSC

Companies in respect of any of the Taxes, nor are there any matters under discussion with any federal, provincial, state or local government or taxing authority, relating to any of the Taxes imposed, levied or assessed by any such government or authority.
        (b) Each of the CSC Companies has withheld from each payment made to any of its former or present employees, directors, officers or shareholders all amounts which it is required by the laws to which it is subject to withhold or deduct and has duly remitted all amounts so withheld or deducted to the proper recipients thereof within the time limits and in the manner required by such laws.
        (c) Schedule 3.7 lists all tax-sharing agreements or similar arrangements with respect to or involving any of the CSC Companies and any entity that is not a CSC Company, and copies of all such agreements or arrangements have been or will be provided to Purchaser. Sellers shall cause all such agreements or arrangements to be terminated as of the Closing Date, and after the Closing Date the CSC Companies shall not be bound thereby or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.
        (d) Except as disclosed on Schedule 3.7, none of the CSC Companies have ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code.
        (e) All material elections with respect to Taxes affecting any of the CSC Companies as of the date hereof are disclosed on Schedule 3.7. After the date hereof, no election with respect to Taxes will be made by any of the CSC Companies without the written consent of the Purchaser.
        (f) Except as disclosed on Schedule 3.7, no asset of any CSC Company is property which such Company is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, or any similar provision of any Tax law.
        (g) Except as disclosed on Schedule 3.7, no asset of any CSC Company directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code.
        (h) Except as disclosed on Schedule 3.7, no asset of any CSC Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.
        (i) No CSC Company is a party to any agreement, contract, arrangement or plan that has resulted or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.
        (j) No CSC Company is a party to any joint venture, partnership, limited liability company, or other arrangement or contract which could be treated as a partnership for federal or state income tax purposes.
        (k) Each CSC Company has filed all necessary Tax Returns in all states in which it is conducting business.
        (l) The Sellers will indemnify the Purchaser against and hold it harmless from any liability of any of the CSC Companies for Taxes of any person or entity other than the CSC Companies under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), for any period ending prior to the Closing Date and for any costs, expenses, attorneys' fees or similar costs incurred by the Purchaser or any of the CSC Companies as a result of the assertion of such liability by any taxing authority.
        (m) Each Seller is a United States person within the meaning of the Code.
        (n) No CSC Company has, nor have they had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.
        (o) Except as disclosed on Schedule 3.7 no CSC Company is, nor has been, a United States real property holding corporation (as defined in section

897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.
        (p) Except as disclosed on Schedule 3.7, no item of income or gain reported by any CSC Company for financial accounting purposes in any pre-Closing period is required or will be required to be included in taxable income for a post-Closing period.
        (q) Except as disclosed on Schedule 3.7, there are no outstanding requests for rulings from any Tax authority with respect to any Tax matter of any CSC Company.
        (r) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon any of the assets of any of the CSC Companies.
        (s) As used in this Agreement, the following defined terms shall have the following meanings:
           (i)  "Code" means the Internal Revenue Code of 1986, as amended.
All citations to the Code, or to the Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.
           (ii) "Tax or Taxes" means all taxes, assessments, reassessments, charges, levies and all other imposts, together with all interest, penalties and fines thereon or additions thereto, of whatever kind or nature, including without limitation, gross or net income, ad valorem, alternative or add-on minimum tax, capital stock, capital duty, documentary, employment (including, without limitation, social security and unemployment), environmental, excise, franchise, gains, goods and services, gross receipts, import, intangible, license, mining, net worth, occupation, payroll, privilege, production, profits, property, registration, sales, services, severance, stamp, surplus, transfer, use, wage, wealth withholding, workers compensation, value added taxes, charges, fees and customs duties, imposed, levied or assessed by any federal, state, provincial or local government or taxing authority, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.
           (iii) "Tax Returns" means all federal, state or local tax reports, returns, declarations of estimated tax or other information required to be filed with respect to any of the CSC Companies, their income, properties or business.
         3.8 Books and Records. The books and records of the CSC Companies have, in all material respects, been maintained in accordance with good business and bookkeeping practices, and accurately reflect in all material respects the ownership and operations of the CSC Companies. The minutes of the meetings of the directors and shareholders of each of the CSC Companies and their respective stock ledgers, which have been provided to Purchaser, are the complete, true and correct records of directors' and shareholders' meetings and capital stock issuances and transfers through and including the date hereof.
         3.9 Licenses and Permits. Except as disclosed on Schedule 3.9: (a) the CSC Companies have conducted the Business in substantial compliance with all applicable laws and regulations; (b) each CSC Company has all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments required to conduct the Business as presently conducted (collectively, the "Licenses and Permits"); and (c) all Licenses and Permits are valid, binding, and in full force and effect; and (d) copies of all Licenses and Permits have been delivered or made available to Purchaser.
         3.10 Insurance. Schedule 3.10 contains a complete list of all casualty, property, workers compensation and other insurance policies and arrangements (including without limitation the names of the insurers and the expiration dates thereof) affecting or relating to the ownership, use, or operation of any of the assets or properties of any of the CSC Companies. All such policies and arrangements are in full force and effect and each CSC
Company is in good standing and compliance thereunder.  Except as disclosed on
Schedule 3.10: (a) no CSC Company has received notice of any pending or threatened cancellation of any such insurance or of any premium increase and
(b) there are no pending claims with respect to any CSC Company against such insurance as to which insurers have asserted a reservation of rights or have denied liability, and to the best of Sellers knowledge there exists no claim under such insurance that has not been properly filed with such insurers.
         3.11 Financial Statements. Each CSC Company has maintained books and records which: (a) are, and during the periods covered by the "Financial Statements" (as hereinafter defined), were correct and complete in all material respects; (b) fairly and accurately reflect or reflected its income, cash flow, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto; and (c) provide or provided a fair and accurate basis for the preparation of the audited and unaudited financial statements attached hereto as Schedule 3.11 (collectively, the "Financial Statements"). The Financial Statements include, on the basis described therein or in the notes thereto, the financial condition and results of operations of the CSC Companies as at and for each of the three years ended August 31, 1995, 1996 and 1997. With certain exceptions set forth on Schedule 3.11A or in the Financial Statements or described in the notes thereto, the Financial Statements have been prepared in accordance with GAAP and CSC's normal accounting and reporting practices, and the Financial Statements are, in all material respects, complete, and present fairly (as the concept is used in certified financial statements) the information shown therein.
         3.12 No Material Adverse Change.  Except as disclosed on Schedule
3.12, since August 31, 1997 no CSC Company has:

          (a) purchased or redeemed directly or indirectly any shares of its capital stock;
          (b) issued or sold or agreed to issue or sell any shares of its capital stock or any option, warrant, conversion or other right to acquire any such share or any securities convertible into or exchangeable for such shares;
          (c) been a party to any corporate reorganization, restructuring or merger or amalgamation or amended its certificate or articles of incorporation or bylaws;
          (d) declared or paid any dividend or declared or made any other distribution (whether in cash, stock or property) on any of the shares of its capital stock;
          (e) incurred or discharged any obligation or liability (whether accrued, absolute or contingent) other than in the ordinary course of and in a manner consistent with past practices for the Business;
          (f) entered into any transaction, contract, agreement, indenture, instrument or commitment other than in the ordinary course of and in a manner consistent with past practices for the Business;
          (g) suffered or incurred any damage, destruction, loss or liability (whether or not covered by any insurance);
          (h) experienced any strike, lockout or other labor trouble such as slow down or work stoppage, or any loss of any of its key employees, customers, suppliers or distributors;
          (i) made any change in its accounting principles, policies and practices as utilized in the preparation of the Financial Statements;
          (j) made any loan or advance, or assumed, guaranteed, endorsed or otherwise become liable with respect to the liabilities or obligations of any other person or entity, or permitted any of its assets to be subjected to any lien or security interest;

          (k) incurred any indebtedness, liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of and in a manner consistent with past practices for the Business;
          (l) sold, leased or otherwise disposed of any of its assets or any right, title or interest therein other than in the ordinary course of and in a manner consistent with past practices for the Business;
          (m) made any payment to, or for the benefit of, any present or former employee, director, officer or shareholder otherwise than at the regular rates payable to them, by way of salary, pension, bonus or other remuneration consistent with past practices for the Business;
          (n) committed to any capital expenditure project or made any investment, in either case in excess of Five Hundred Thousand Dollars ($500,000) not disclosed to Purchaser prior to the date of this Agreement or consented to by Purchaser; or
          (o) authorized or agreed to do any of the foregoing matters referred to in this Section 3.12.
         3.13 Material Contracts and Leases. Schedule 3.13 sets forth each written or oral contract and lease to which any of the CSC Companies are a party and which involves an executory obligation of more than Twenty Thousand Dollars ($20,000) per annum (collectively, the "Material Contracts"). Each Material Contract is in full force and effect, and no CSC Company is in breach of or default under any Material Contract. Complete and correct copies of all written Material Contracts have been made available for inspection by Purchaser, along with a detailed description and explanation of all oral Material Contracts. Except as set forth on Schedule 3.13 all of the CSC Companies' rights and obligations under the Material Contracts, and all other contracts, leases or agreements other than the Van Horne Note and this Agreement, shall be fully extinguished, either by assignment or termination, prior to the Closing Date, and at the Closing Date no CSC Company shall have any obligation or liability under any such contract, lease or agreement other than this Agreement.
         3.14 Undisclosed Liabilities. Except as disclosed on Schedule 3.14 at the Closing Date: (a) no CSC Company shall have any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, including liabilities payable after the Closing relating to any pre-Closing transaction, activity or event irrespective of whether any CSC Company was aware or on notice of such liability or obligation at the time of Closing; and
(b) with the exception of the CeCorr Stock and the Van Horne Note, no CSC Company will hold any loan or advance due by, or any stock, obligation or securities of, or any other interest in, any other person or entity.
         3.15 Bank Accounts. Schedule 3.15 sets out the name of: (a) each bank, trust company other institution with which any CSC Company has an account or safekeeping arrangement or safety deposit box and the names of each individual or entity authorized to operate or who has access to such account, arrangement or box on behalf thereof; and (b) each person or entity holding a general or special power of attorney from any CSC Company with a summary of the terms thereof. All of the accounts, arrangements, boxes and powers of attorney set out on Schedule 3.15 shall be assigned or terminated prior to Closing and thereafter no CSC Company shall have any obligation or liability in connection therewith.
         3.16 Litigation. Except as disclosed on Schedule 3.16: (a) there are no claims, actions, proceedings (public or private) or governmental investigations pending, or to Sellers' knowledge threatened, against or affecting any of the CSC Companies, at law or in equity, before or by any federal, state, or municipal court, regulatory agency or other governmental entity, or by any other entity or private person; and (b) there are no existing orders, judgments or decrees of any court or governmental agency against or affecting any CSC Company and, to Sellers' knowledge, no such order, judgment or decree is being threatened.
        3.17   Employees,  Pension and Other Benefit Plans.
        (a) At the Closing Date, no CSC Company will employ any employee in any capacity, nor will any CSC Company have any "Employment-Related
Obligations" (as hereinafter defined) of any nature whatsoever to any former employee or other person or entity, regardless of whether such obligations may have occurred or arisen before, on or after the Closing Date or were originally obligations of Seller. For purposes of this Agreement, "Employment-Related Obligations" includes, without limitation, any obligation now or any time in the future to pay compensation, benefits, damages, Taxes, or any other monetary payment to or on behalf of any person or entity arising out of or related in any way to the employment of any person; any obligation to employ, reemploy, promote or otherwise provide employment to any person; and any other obligation under any federal, state or local statute, ordinance, regulation or common law of or relating to workers' compensation (regardless when the injury occurred), employee benefits, employment discrimination, occupational safety and health, labor/management relations, wages and hours of employment, payment of wages, plant closings and mass layoffs, wrongful discharge, or any other labor, employment or employee benefits matter.
        (b) Except as disclosed on Schedule 3.17(b), no CSC Company is a party to or bound by any collective bargaining agreement or any other agreement with, or commitment to, any union of employees or former employees or any contract of employment, written or oral, with any person.
        (c) At the Closing Date, no CSC Company will be a party to, nor will it sponsor, maintain, or contribute to any "Employee Plans". For purposes of this Agreement, the term "Employee Plans" means all "employee welfare benefit plans" and "employee pension benefit plans" as respectively defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder ("ERISA"), all employee benefit and pension plans, all other bonus, deferred compensation, retirement, savings, excess benefit, stock option or purchase, retention, termination, severance and incentive plans, contracts, programs, funds, arrangements, policies, or practices and all other plans, contracts, programs, funds, arrangements, policies, or practices that provide or may provide money (other than as current salary or wages), services, property or other benefits, whether written or oral and whether funded or unfunded, and any trust, escrow or similar agreement related thereto, whether written or oral and whether funded or unfunded, which are established and maintained by any of the CSC Companies with respect to any of its salaried or hourly employees (whether or not on short-term or long-term disability, accident or sickness, maternity, lay-off or other authorized leave of absence ("Employees")), former Employees who have rights under the CSC Plans ("Retired Employees"), independent contractors, directors, officers, shareholders, or their dependents or which are established or maintained by any person (which together with a CSC Company is or would have been as of the date of the Agreement treated as a single employer under section 414 of the Code) (the "Related Persons") or with respect to which any CSC Company or the Related Persons have made or are required to make payments, transfers or contributions. The Employee Plans are listed in Schedule 3.17(c) (the "CSC Plans") and are all the Employee Plans currently sponsored, maintained or contributed to by any CSC Company, and are all duly registered where required by, and are in good standing under, the Laws, and each of the pension plans meets the minimum surcharge standards specified under ERISA and the Code.
        (d) Sellers have delivered to Purchaser true, complete and up-to-date copies of all documents embodying the CSC Plans including, without limitation, all amendments thereto, all funding agreements thereunder (including, but not limited to, trust agreements), all summaries of such CSC Plans provided by the CSC Companies to any of their Employees, Retired Employees, directors, officers or shareholders, and all material communications received from or sent to the regulatory authorities as well as the most recent actuarial valuation filed with the regulatory authorities for each of the CSC Plans for which valuations are required. Sellers have delivered to Purchaser a complete written description of all unwritten CSC Plans, and will deliver such other documentation with respect to any CSC Plan as is reasonably requested by Purchaser.
        (e) No promise or commitment has been made by any CSC Company (i) to amend any of the CSC Plans or to provide increased benefits thereunder to any of its Employees, Retired Employees, directors, officers, shareholders, or their dependents, except pursuant to the requirements, if any, of the CSC Plans, nor
(ii) to establish any new Employee Plan . No actual amendment to any CSC Plan has been adopted by any CSC Company since the Financial Statement Date.
        (f) Each CSC Plan has been established, maintained, and administered in compliance with its terms and all related documents or agreements and in compliance with ERISA, the Code, and other applicable Laws.
        (g) All required employer contributions, premium payments and source-deducted employee contributions under the CSC Plans have been made and remitted to the funding agents thereunder including, without limitation, all current service costs and special payments within the time prescribed by any such CSC Plan and the Laws. All insurance premiums required with respect to any CSC Plan, including any premiums payable to the Pension Benefit Guarantee Corporation, have been paid, made, accrued or booked within the time prescribed by any such CSC Plan and the Laws. All benefits, expenses and other amounts due and payable to or under any CSC Plan, and all contributions, transfers or payments required to be made to any CSC Plan, have been paid, made, accrued or booked within the time prescribed by any such CSC Plan and the Laws. All of the assets which have been set aside in a trust or account (other than an account which is part of a CSC Company's general assets) to satisfy any obligation under any CSC Plan are shown on the books and records of each such trust and each such account at their fair market value, such current fair market value as of the last valuation date is equal to or exceeds the present value of any obligation under the CSC Plan, and the liabilities for all other obligations under any CSC Plan are accurately set forth in the Financial Statements. Except as disclosed on Schedule 3.17(g), no CSC Company has taken any "contribution holiday" with respect to, and has not withdrawn any amount from, the CSC Plans.
        (h) Except as disclosed on Schedule 3.17(h), there is no pending or threatened claim against any CSC Company with respect to a CSC Plan, and no audit or investigation by any governmental or other law enforcement agency is pending or has been proposed against any CSC Company with respect to any CSC Plan.
        (i) No CSC Plan is subject to Title IV of ERISA. Neither any of the CSC Companies nor any Related Person has incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the best of Sellers' knowledge, no event or condition has occurred or exists which could result in any material liability to a CSC Company, such Related Person or Purchaser under or pursuant to Title I or IV of ERISA or such penalty, excise tax or joint and several liability provisions of the Code. No CSC Plan is subject to the minimum funding standards of section 412 of ERISA or section 302 of the Code; no CSC Plan has incurred an "accumulated funding deficiency" within the meaning of such sections of the Code and ERISA, whether or not waived; and no such CSC Plan has been terminated. Except as disclosed on
Schedule 3.17(i), none of the CSC Companies contribute to, nor do they have any obligation to contribute to, a multiemployer plan as defined in Section 4001(a)(3) of ERISA with regard to the Employees or Retired Employees.
        (j)  Each of the CSC Plans intended to be qualified under section
401(a) of the Code, and the trust, if any, forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that adversely affects such qualification or tax-exempt status. Except as disclosed in Schedule 3.17(j), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been duly filed or distributed on a timely basis.
        (k) Except as disclosed on Schedule 3.17(k): (i) there is no pending or threatened claim against any CSC Company with respect to the terms or conditions of employment of any person, the termination of employment of any person, or the failure to hire, promote or to otherwise provide employment to any person, nor any audit or investigation by any governmental entity or law enforcement agency relating in any way to the employment of any person; (ii) there is no strike, lockout, or other labor trouble (including, but not limited to, any work slowdown or work stoppage) pending or, to the best of Sellers' knowledge, threatened against or in connection with any CSC Company; (iii) there is no union election pending or, to the best of Sellers' knowledge, threatened nor, to the best of Sellers' knowledge, is any union conducting any organizing campaign with respect to any of the Employees; (iv) there is no outstanding grievance under any collective bargaining agreement to which any CSC Company is or was a party; (v) there is no unfair labor practice charge pending or, to the best of Sellers' knowledge, threatened against any CSC Company; and (vi) there has been no notice of violation issued against any CSC Company by any state or federal safety and health agency.
        3.18 Environmental Matters. (a) As used herein, the following terms shall have the following meanings:
               (i) "Environment" means soil, land, water and air in their natural state, including, without limitation, land surface or subsurface strata, surface water, ground water and ambient air;

               (ii) "Environmental Authorities" means all federal, state or local governmental bodies or regulatory agencies, foreign or domestic, charged with enforcing any of the Environmental Laws;
               (iii) "Environmental Laws" means all applicable federal, state, or local codes, laws, statutes, regulations, decrees, orders and by-laws in respect of (A) the protection of the quality of the Environment, and (B) the health and safety of employees, in either case including, without limitation, those relating to the release, discharge, escape, disposal or dumping of Hazardous Substances into the Environment or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances;
               (iv) "Environmental Permits" means all permits, licenses, certificates and authorizations of, and registrations with, any of the Environmental Authorities pursuant to any of the Environmental Laws, issued or granted to any of the CSC Companies for the purpose of conducting the Business as presently conducted, all of which are disclosed on Schedule 3.18(a); and
               (iv) "Hazardous Substances" means all contaminants issued or discharged into the Environment in a greater quantity or concentration than that provided for in any of the Environmental Laws or the presence of which in the Environment is prohibited pursuant to any of the Environmental Laws. For the purposes of the definition, "contaminants" means all solid, liquid or gaseous matter, micro-organism, sound, vibration, ray, heat, water, radiation or a combination of any of them that adversely alters the quality of the Environment.
        (b)  Except as disclosed on Schedule 3.18(b):
           (i) The Environmental Permits are all the permits, licenses, certificates and authorizations of, and registrations with, any of the Environmental Authorities pursuant to the Environmental Laws necessary to conduct the Business substantially as presently conducted. The Environmental Permits are in full force and effect and the CSC Companies are in substantial compliance in all respects thereunder. The CSC Companies are in substantial compliance with the Environmental Laws applicable to the conduct of the Business.
           (ii) There is no claim, suit, action or other proceeding, including appeals and applications for review, outstanding or pending against, or to Sellers' knowledge threatened against, any CSC Company pursuant to any of the Environmental Laws, and to Sellers' knowledge no facts or circumstances exist which are reasonably likely to give rise to such a claim, suit, or proceeding.
           (iii) No CSC Company has caused the release, spill, leakage, pumping, emission, empty, discharge, injection, escape, leaching, disposal or dumping of any Hazardous Substances on or from any real property now or previously owned, leased or occupied by it, except in such manner or quantity as would not constitute a violation of any of the Environmental Laws or Environmental Permits.
           (iv) The CSC Companies have maintained in respect of the Business records substantially in the manner and for the time periods required by the Environmental Laws and Environmental Permits.
           (v) Since June 30, 1993, no CSC Company has received any notice of investigation or non-compliance or written order from any of the Environmental Authorities, including any notice of contamination or clean-up requirements, pursuant to any of the Environmental Laws, and to Sellers' knowledge no facts or circumstances exist that would result in the issuance to any CSC Company of any such notice of investigation or non-compliance or written order.
           (vi) The Sellers have delivered to the Purchaser true, correct and complete copies of all environmental audit reports which have been prepared in respect of the Business in the five (5) year period ending on the date of this Agreement by or for any CSC Company or any of the Sellers.
         3.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with Purchaser, without the intervention of any third party on their behalf in such manner as to give rise to any valid claim by any third party against Purchaser or any CSC Company for a finder's fee, brokerage commission, or similar payment.
         3.20 Disclosure. No representation or warranty of any of the Sellers contained in this Agreement, and no statement by any of them contained herein or in any certificate or document furnished to Purchaser pursuant hereto, knowingly contains any untrue statement of a material fact or intentionally omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER
         Purchaser hereby represents and warrants to Sellers as follows:
         4.1 Due Incorporation. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.
         4.2 Authorization, No Conflicts, Etc. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been or prior to the Closing will be duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery hereof by Sellers) is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser will not:

(a) violate any provisions of law applicable to Purchaser; (b) with or without the giving of notice and/or the passage of time, conflict with or result in the breach of any provision of the Articles of Incorporation or Bylaws of Purchaser; or (c) constitute a violation of any order, judgment or decree to which Purchaser is a party where such violation could have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement.
         4.3 Consents and Approvals. The execution and delivery by Purchaser of this Agreement does not, and compliance by Purchaser with the terms hereof and consummation by Purchaser of the transactions contemplated hereby will not, require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any third party except: (a) as disclosed on Schedule 4.3 hereto; and (b) those which the failure to obtain will have no material adverse effect on any of the transactions contemplated hereby.
         4.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers, without the intervention of any third party on behalf of Purchaser in such manner as to give rise to any valid claim by any third party against Sellers for a finder's fee, brokerage commission, or similar payment.
         4.5 Qualifications. To Purchaser's knowledge, there are no facts which would, as a matter of law, disqualify Purchaser from acquiring the CSC Shares or making changes in the ownership, control, directors, officers or management of the CSC Companies as contemplated by this Agreement.
         4.6 Legal Proceedings. There are no legal, administrative, or other proceedings or governmental investigations pending or, to the best knowledge of Purchaser, threatened, against Purchaser which would give any third party the right to enjoin or rescind the transactions contemplated hereby.

         4.7 Disclosure. No representation or warranty of Purchaser contained in this Agreement, and no statement contained herein or in any certificate or document furnished to Sellers pursuant hereto, knowingly contains any untrue statement of a material fact or intentionally omits to state a material fact necessary in order to make the statements contained herein not misleading.

                                  ARTICLE V
                                  COVENANTS

         The parties, as specified in this Article V, covenant and agree as follows:
         5.1 Transfer of Operating Assets and Liabilities. Prior to the Closing Date, Sellers shall cause all assets and liabilities of the CSC Companies, other than the CeCorr Stock (the "Operating Assets and Liabilities"), to be transferred and assigned to Van Horne or an entity controlled by him in accordance with the Asset Purchase Agreement substantially in the form attached hereto as Exhibit 5.1 (the "Asset Acquisition Agreement") in exchange for the Van Horne Note. The amount of the Van Horne Note represents the fair market value of the Operating Assets, subject to the Liabilities, as determined by an independent appraisal.
Without limiting the generality of the foregoing, the Operating Assets and Liabilities shall include, without limitation:
         (a) all rights and obligations of any CSC Company under the Material Contracts and all other contracts, leases and agreements to which any CSC Company is a party or otherwise bound except for the post-Closing obligations of CSC pursuant to Section 5.8 hereof;
         (b) all employees, employment contracts, labor agreements and Employment-Related Obligations of the CSC Companies, including without limitation any workers' compensation liabilities;

         (c) the CSC Plans and any and all other employee benefit and welfare plans and all obligations and liabilities associated therewith;
         (d) any and all liabilities or obligations existing or hereafter arising due to any violation of any Environmental Laws by any CSC Company prior to or on the Closing Date;
         (e) all debt instruments, payables and other payment obligations owing by any of the CSC Companies; and
         (f) all other liabilities and obligations of any nature, whether or not disclosed to Purchaser in writing, orally or on any Schedule hereto, arising from or relating to the ownership, operation or transfer of the Business, the CSC Shares or any of the Operating Assets or Liabilities.
         5.2 Indemnity for Transfer Liabilities. Sellers shall be jointly and severally liable for payment of, and shall indemnify and hold Purchaser and the CSC Companies harmless for, any and all Taxes, severance obligations, transfer costs and other expenses or liabilities arising from, or associated with the transfer of, the Operating Assets and Liabilities pursuant to Section 5.1, and from any penalty, fine, fee or other expense arising from any failure to comply with all applicable laws and regulations in connection with such transfer.
        5.3  [INTENTIONALLY OMITTED]
        5.4 Access to Information/Confidentiality. (a) Sellers shall, and shall cause each of the CSC Companies to allow Purchaser and its representatives, at Purchaser's expense and upon reasonable notice and during regular business hours, to make such investigation of the business, properties, books and records of the CSC Companies, and to conduct such examination of their financial and legal condition, as Purchaser deems necessary or advisable to familiarize itself with such business, properties, books, records, financial and legal condition and other matters. Without limiting the generality of the foregoing, Sellers shall, and shall cause each of the CSC Companies to allow Purchaser and its representatives full access to all premises of the CSC Companies and to produce or cause to be produced for inspection by Purchaser, its employees and representatives, all title documents, title deeds, minute books, share registers, agreements, contracts, leases, licenses, insurance policies, pension and benefit plans, documents relating to pending lawsuits and all other books, records and information which in the reasonable opinion of the Purchaser is required to make an examination of the CSC Companies and their business and properties and to verify the accuracy of Sellers' representations and warranties contained herein. Purchaser and its authorized representatives will conduct all such investigations in a manner which will minimize any disruptions of the business and operations of the CSC Companies. Nothing disclosed or made available to, or observed or discovered by, Purchaser or its representatives in the course of any investigation undertaken pursuant to this Section 5.4(a) shall act to limit or eliminate any indemnification or other obligation of any party arising under this Agreement. The foregoing provisions of Section 5.4 notwithstanding Sellers shall not be obligated to make available or to disclose to Purchaser customer lists, supplier lists, salaries, inventory records, pricing records, receivables records, sales records and distribution agreements.
        (b) Until the Closing Date, Purchaser will hold any information regarding the CSC Companies accessed or otherwise made available to Purchaser by Sellers or any of the CSC Companies, in accordance with the provisions of the Non-Disclosure Agreement between Purchaser and CSC dated as of April 20, 1998 (the "Non-Disclosure Agreement"), a copy of which is attached hereto as
Exhibit 5.4. Upon any termination of this Agreement, Purchaser and its representatives shall return all such information to CSC.
        5.5 Tax Assistance. After the Closing Date, Sellers shall furnish or cause to be furnished to Purchaser, upon request, such information with respect to the CSC Companies as is reasonably necessary for the preparation and filing of any Tax Return, for the preparation for any tax audit or for the prosecution or defense of any proceeding or proposed adjustment with respect to Taxes of any CSC Company or the Purchaser.
        5.6  [INTENTIONALLY OMITTED]
        5.7 Books and Records. Each of the parties hereto agrees that, so long as any of the books, records or files of the CSC Companies remain in existence and are under its direct or indirect control, the other parties shall have the right, following reasonable notice, to inspect and to make copies (at its expense) of the same during business hours with respect to any litigation related to the ownership of any of the CSC Companies, or for any similar proper purpose. Neither the Sellers, on the one hand, or the Purchaser, on the other hand, will destroy, without first having offered to deliver to the other, any of such books, records and files for a period of five (5) years after the Closing Date.
        5.8 Consents and Further Actions. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use all reasonable efforts to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Sellers and Purchaser agree that from and after the Closing Date, if reasonably requested by the other, they will execute and deliver or cause to be executed and delivered such further instruments of conveyance and transfer and take such other action as may be necessary or desirable to convey and transfer more effectively ( i) the CSC Shares to Purchaser or (ii) any of the business, assets, properties, rights, obligations, liabilities or operations of the CSC Companies that existed on or prior to the Closing Date or were the result of the business or operations of the CSC Companies on or prior to the

Closing, including, without limitation, the liabilities set forth in Section 5.2, to Sellers.

                                  ARTICLE VI
                      CONDITIONS TO SELLERS' OBLIGATIONS

         The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, in the discretion of Sellers, to the satisfaction at or prior to the Closing Date of each of the following conditions:
         6.1 Representations, Warranties and Covenants. All representations and warranties of Purchaser contained in Article IV of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time).
         6.2 Performance of Obligations. Purchaser shall have performed or complied, in all material respects, with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.
         6.3 No Injunction. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.
         6.4 Opinion of Counsel. Purchaser shall have delivered to Sellers an opinion of Kenneth F. Khoury, Vice President and Secretary of Purchaser, dated the Closing Date, in form and substance satisfactory to Sellers, as to the matters contained in Sections 4.1, 4.2 and 4.3. Mr. Khoury may, as to facts material to such opinion which are not independently established by him, rely on certificates of public officials or of other officers of the

Purchaser. As to matters not covered by federal laws, he may rely upon opinions of local counsel or other members of Purchaser's legal department.
         6.5 Certificates. Purchaser shall have furnished Sellers with such certificates of its officers, directors and others to evidence compliance with the conditions set forth in this Article VI as may be reasonably requested by Sellers.

                                 ARTICLE VII
                    CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, in the discretion of the Purchaser, to the satisfaction at or prior to the Closing Date of each of the following conditions:
         7.1 Representations, Warranties and Covenants. All representations and warranties of Sellers contained in Article III of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time).
         7.2 Performance of Obligations. Sellers shall have performed or complied, in all material respects, with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by any of them prior to or at the Closing Date.
         7.3 Permits, Consents and Approvals. The parties shall have received, without any condition materially adverse to Purchaser or any CSC Company, all permits, consents, orders and approvals required by any federal, state or local governmental authority, as the case may be, for the purposes of the consummation of the transactions contemplated hereby.

         7.4 No Injunction. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.
         7.5 Assets and Liabilities of CSC. (a) The assets of the CSC Companies shall consist solely of the CeCorr Stock and the Van Horne Note, (b) there shall be no existing liabilities of the CSC Companies other than post-closing obligations of CSC pursuant to Section 5.8 and the tax liabilities arising from this transaction and the transactions contemplated by Section 5.1 hereof, (c) the Asset Acquisition Agreement shall have been executed and delivered and all of CSC's assets and liabilities shall have been transferred as contemplated thereby.
         7.6 Resignations and Releases. Resignations of all current directors and officers of the CSC Companies shall have been delivered to Purchaser, effective upon the Closing, including a release from any and all their respective claims against any of the CSC Companies.
         7.7 Opinion of Counsel. Sellers shall have delivered to Purchaser an opinion or opinions of Sellers' counsel(s), dated the Closing Date, in form and substance satisfactory to Purchaser, as to the matters contained in Sections 3.1, 3.2, 3.3 and 3.4. Counsel may, as to facts material to such opinion which are not independently established by such counsel, rely on certificates of public officials or of officers of CSC.
         7.8 Certificates. Sellers shall have furnished Purchaser with such certificates of Sellers and of CSC's officers, directors and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Purchaser.
         7.9 Purchase of Remaining CeCorr Shares. Purchaser shall simultaneously consummate or have consummated the purchase of all of the issued and outstanding shares of capital stock of CeCorr, other than the CeCorr Stock.

                                 ARTICLE VIII
                            SURVIVAL; INDEMNITIES

         8.1 Survival. The representations, warranties and covenants of the parties contained herein shall survive the Closing and shall remain in full force and effect without limitation as to time and amount, and the parties hereto hereby agree, as between the Sellers, on the one hand, and the Purchaser, on the other hand, to an indefinite extension and waiver of any statute of limitation or prescription period which might otherwise apply to limit the survival and duration of any action for breach or inaccuracy of or failure to perform any such representation, warranty or covenant.
         8.2  Indemnification.
         (a) By Sellers. Sellers shall jointly and severally indemnify, save and hold harmless Purchaser and its subsidiaries, and their respective employees, representatives, officers, directors and agents, from and against any and all actual costs, losses, liabilities, damages and expenses (including, without limitation, reasonable attorney's fees) arising out of or resulting from: (i) the breach or inaccuracy of any representations and warranties of Sellers contained in Article III hereof; (ii) the breach by Sellers of any of the covenants or agreements made by them in this Agreement; and (iii) any misrepresentation contained in any certificate furnished by or on behalf of Sellers pursuant to this Agreement.
         (b) By Purchaser. Purchaser shall indemnify, save and hold harmless Sellers and their respective representatives and agents from and against any and all actual costs, losses, liabilities, damages and expenses (including, without limitation, reasonable attorney's fees) arising out of or resulting from: (i) the breach or inaccuracy of any representations and warranties of

Purchaser contained in Article IV hereof; (ii) the breach by Purchaser of any of the covenants or agreements made by it in this Agreement; and (iii) any misrepresentation contained in any certificate furnished by or on behalf of Purchaser pursuant to this Agreement.
        (c) Third Party Claims. If any claim or demand is asserted against an indemnified party by a third party with respect to any matter under the indemnities set forth in Sections 8.2(a) or (b) (a "Third Party Claim"), the indemnified party shall promptly give written notice and details thereof, including copies of all pleadings and the pertinent documents, to the indemnifying party. Within twenty (20) days of receipt of such notice, the indemnifying party shall either (i) pay the Third Party Claim either in full or upon compromise agreed to by the indemnifying party or (ii) notify the indemnified party that the indemnifying party disputes the Third Party Claim and intends to defend against it, and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the indemnifying party, and the cost of such defense shall be borne by it, except that the indemnified party shall have the right to participate in such defense at its own expense. If the indemnifying party fails to take action within twenty (20) days as set forth above, then the indemnified party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as an indemnity claim. The indemnified party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the indemnifying party and any expenses incurred by so acting shall be paid by the indemnifying party.
        (d)  Payment.  With respect to all claims other than Third Party
Claims, the indemnifying party shall promptly pay or reimburse the indemnified party in respect of any claim or liability for any cost, loss, damage or expense to which the foregoing indemnities relate after receipt of written notice from the indemnified party outlining with reasonable particularity the nature and amount of the claim(s). In the event the indemnifying party fails or refuses to make payment for such claims within a period of twenty (20) days from the date of notice to the indemnifying party, the indemnified party shall be entitled to commence the dispute resolution process set forth under Section 10.3(b).
        (e) Access and Information. With respect to any claim for indemnification hereunder, the indemnified party will give to the indemnifying party and its counsel, accountants and other representatives reasonable access, during normal business hours and upon the giving of reasonable prior notice, to their books and records relating to such claims, and to their employees, accountants, counsel and other representatives, all without charge to the indemnifying party, except for reimbursement of reasonable out-of-pocket expenses. In this regard, upon notice of an indemnification claim, the indemnified party agrees to use reasonable efforts to maintain any of its books and records which it knows may relate to a claim for indemnification hereunder for such period of time as may be necessary to enable the indemnifying party to resolve such claim.

                                  ARTICLE IX
                                 TERMINATION

         9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:
         (a)  by mutual consent of the parties; or
         (b) by Sellers, on the one hand, or Purchaser, on the other hand, if the Closing shall not have occurred by the close of business on July 31, 1998, so long as such failure to consummate the transactions contemplated hereunder on or before such date did not result solely from the failure by the party or parties seeking termination of this Agreement to fulfill any undertaking or commitment on its or their part provided for herein prior to Closing; or
         (c) by either Sellers or Purchaser if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.
         In the event of the termination of this Agreement as above provided, without material fault of any party, no party shall have any liability hereunder, including any liability for damages, except pursuant to Sections
5.4 (with respect to confidentiality), 10.4 (with respect to public announcements) and 10.9 (with respect to each party bearing its own expenses), the provisions of which shall survive any termination of this Agreement; provided, that notwithstanding the foregoing, each party shall be and remain liable to the others in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party to perform fully its covenants and agreements hereunder or the material breach by a party of its representations or warranties contained herein. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

                                  ARTICLE X
                                MISCELLANEOUS

         10.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any right or obligation hereunder shall be assigned by any party without the prior written consent of the other parties hereto.

         10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered (by hand delivery or confirmed facsimile transmission) or three (3) days after being mailed, by certified mail, return receipt requested, first class postage prepaid, to the parties at the following addresses:

              If to Sellers:
                   S. Richard Van Horne III
                   c/o Corrugated Supplies Corp.
                   5101 W. 65th Street
                   Bedford Park, IL  60638
                   Fax No.:  (708) 458-0013

              If to Purchaser:
                   Georgia-Pacific Corporation
                   133 Peachtree Street, N. E.
                   Atlanta, Georgia  30303
                   Attention: General Counsel
                   Fax No.  (404) 230-7543
or to such other place as any party may designate by written notice to the other parties.
         10.3 Choice of Law; Dispute Resolution.
         (a) This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia, without reference to the choice of law principles thereof.
        (b) The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between Van Horne and senior executives of Purchaser who have authority to settle the controversy. If a controversy or claim should arise, any party may request the others to meet within fourteen (14) days. If the matter has not been resolved within ten (10) days of the meeting, or if any party will not meet within the fourteen (14)-day period referred to above, the parties will attempt in good faith to resolve the controversy or claim by mediation before the American Arbitration Association ("AAA") in accordance with AAA model procedures for mediation of business/commercial disputes. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the date either party refers such matter to AAA any party may initiate litigation upon seven (7) days' written notice to the other parties. All deadlines specified in this Section 10.3(b) may be extended by mutual agreement.
     Except as specifically provided to the contrary herein, the procedures specified in this Section 10.3(b) shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in this
Section 10.3(b). All applicable statutes of limitation shall be tolled while the procedures specified in this Section 10.3(b) are pending, and the parties will take such action, if any, required to effectuate such tolling.
         10.4 Public Announcements. No press release or other public statement with respect to this Agreement or the transactions contemplated hereby shall be issued by any party without that party having consulted with and, except to the extent public disclosure is required under the federal securities laws or applicable rules of the New York Stock Exchange, obtained the consent of the other parties hereto, which shall not be unreasonably withheld.
         10.5 Entire Agreement. This Agreement supersedes all prior discussions and agreements, other than the Non-Disclosure Agreement, between the parties with respect to the subject matter hereof, and this Agreement, including the Schedules and Exhibits hereto, the Non-Disclosure Agreement, and other documents required to be delivered in connection herewith, contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.
         10.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof. To be effective, each such waiver shall be in writing and shall specifically refer to this Agreement and the term or condition being waived. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.
         10.7 Amendment. This Agreement may be modified or amended only by a writing duly executed by or on behalf of all the parties hereto.
         10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
         10.9 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses in connection with this Agreement and the consummation of the transactions contemplated hereby.
         10.10 Invalid Provisions. Except as expressly provided to the contrary herein, if any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, rule, or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         10.11 Interpretation. "Article", "Section", "Exhibit" or other subdivision of this Agreement shall mean and refer to the specified article, section, exhibit or subdivision of this Agreement; and "herein", "hereof", "hereunder" and similar expressions shall mean and refer to this Agreement and not to any particular Article or Section hereof.
         10.12 No Third-Party Beneficiary. Nothing contained in this Agreement is intended, or should be interpreted as having been intended, to create any right or assume any obligation in favor of, or grant any waiver or release from any obligation to, or otherwise constitute a stipulation in favor of any third party.
         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

                                 "Sellers":
                                 "Van Horne"

                                 S. Richard Van Horne III,
                                 individually and as trustee under
                                 the S. Richard Van Horne III
                                 Trust

                                 William S. Van Horne

                                 John T. Van Horne

                                 S. RICHARD VAN HORNE TRUST


                                 By:
                                    -----------------------------
                                    Mayellyn Van Horne, Trustee

                                 First Chicago Bank and Trust Co.,
                                   Trustee

                                 By:
                                    --------------------------
                                 Title:
                                       -------------------------


                                   "Purchaser":
                                 GEORGIA-PACIFIC CORPORATION

                                 By:
                                     -----------------------------
                                     Stephen E. Macadam
                                     Senior Vice President -
                                     Containerboard and Packaging